UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2019

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	EYEG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2019, EyeGate Pharmaceuticals, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”), which was approved by the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders held on June 20, 2019 and by the Company’s Board of Directors.

The Certificate of Amendment effects a 1-for-15 reverse stock split of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in which each fifteen (15) shares of Common Stock issued and outstanding as of 12:01 a.m. Eastern Time on August 30, 2019 (the effective time of the reverse stock split) will be combined and converted into one share of Common Stock. While the reverse stock split will decrease the number of outstanding shares of Common Stock, it will not change the total number of shares of Common Stock authorized for issuance by the Company, nor will it change the par value of the Common Stock. The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirements for maintaining its listing on The Nasdaq Capital Market.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Instead, the Company will pay cash to any stockholder holding fractional shares as a result of the reverse stock split equal to such fraction multiplied by the closing price per share of Common Stock on The Nasdaq Capital Market as of August 29, 2019, as adjusted to reflect the reverse stock split.

This summary of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

The Company expects that the reverse stock split-adjusted shares of its Common Stock will begin trading on The Nasdaq Capital Market at the open of the market on August 30, 2019 under the new CUSIP number 30233M 503. No change will be made to the trading symbol for the Common Stock, “EYEG”, in connection with the reverse stock split.

In connection with the reverse stock split, proportional adjustments will be made to (i) the number of shares of Common Stock underlying the Company’s outstanding stock options and warrants, (ii) the exercise price or conversion price (as applicable) of the Company’s outstanding stock options and warrants, and (iii) the number of shares reserved for issuance under the Company’s equity incentive plan.

Item 8.01.	Other Events.

On August 29, 2019, the Company issued a press release announcing the effective date of the reverse stock split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Amendment to Restated Certificate of Incorporation of EyeGate Pharmaceuticals, Inc., filed August 28, 2019.

99.1	Press Release of EyeGate Pharmaceuticals, Inc., dated as of August 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: August 29, 2019